EXHIBIT 99.2

Duet GP (dba pressplay)

Financial Statements

December 31, 2002 and 2001

Duet GP (dba pressplay)

Table of Contents

December 31, 2002

Page(s)

Report of Independent Accountants	1

Balance Sheet as of December 31, 2002 and 2001	2

Statement of Operations for the year ended December 31, 2002 and the period from April 1, 2001 (commencement of operations) to December 31, 2001	3

Statement of Cash Flows for the year ended December 31, 2002 and the period from April 1, 2001 (commencement of operations) to December 31, 2001	4

Statement of Partners’ Capital for the year ended December 31, 2002 and the period from April 1, 2001 (commencement of operations) to December 31, 2001	5

Notes to Financial Statements	6-12

Report of Independent Accountants

To the Partners of Duet GP:

In our opinion, the accompanying balance sheets and the related statements of operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of Duet GP (the “Partnership”) at December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002 and for the period from April 1, 2001 (commencement of operations) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Partnership, as disclosed in Note 7 to the financial statements, has extensive transactions and relationships with its partners and affiliated companies. Due to these transactions and relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

March 28, 2003, except for Note 10 as to which the date

is May 19, 2003

New York, New York

Duet GP (dba pressplay)

Balance Sheet

	December 31, 2002	December 31, 2001
Assets
Current assets:
Cash and cash equivalents	$621,763	$4,282,520
Receivables	1,436
Prepaid expenses	316,181	556,996
Advances (Note 4)	5,502,231	3,052,137
Related party note receivable (Note 7)	199,657	—

Total current assets	6,641,268	7,891,653

Non-current assets:
Advances (Note 4)	3,582,419	6,112,530
Property and equipment, net of accumulated depreciation and amortization (Note 5)	2,742,990	3,532,987
Capitalized software costs, net of accumulated amortization of $3,632,760 and $89,934 respectively	7,823,164	8,116,508
Related party note receivable (Note 7)	—	320,168

Total assets	$20,789,841	$25,973,846

Liabilities and Partners’ Capital
Current liabilities:
Accrued expenses including $1,651,239 and $1,281,089, respectively, payable to related parties (Notes 6 and 7)	$3,776,385	$4,490,520
Deferred revenue	221,398	—

Total current liabilities	3,997,783	4,490,520
Commitments and contingencies (Note 9)
Partners’ capital	16,792,058	21,483,326

Total liabilities and partners’ capital	$20,789,841	$25,973,846

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Statement of Operations

	For the year ended December 31, 2002	For the period from April 1, 2001 (Commencement of Operations) to December 31, 2001
Subscriber revenue	$1,926,447	$4,441
Expenses:
Distribution and content costs (including $2,468,710 and $419,107, respectively, of related party services (Note 7))	4,186,924	1,328,839
Write-down of capitalized advances	—	2,000,000
Sales and marketing (including $250,000 and nil respectively, of related party services (Note 7))	7,228,130	1,114,278
General and administrative (including $939,087 and $1,110,430, respectively, of related party services (Note 7))	12,460,022	9,453,665
Depreciation and amortization	4,906,461	679,333

Total expenses	28,781,537	14,576,115

Operating loss	(26,855,090)	(14,571,674)
Interest income	163,822	55,000

Net loss	$(26,691,268)	$(14,516,674)

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Statement of Cash Flows

	For the year ended December 31, 2002	For the period from April 1, 2001 (Commencement of Operations) to December 31, 2001
Cash flows from operating activities:
Net loss	$(26,691,268)	$(14,516,674)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,906,461	679,335
Operating expenses paid directly by UMG	—	1,988,125
Write-down of capitalized advances	—	2,000,000
Change in assets and liabilities:
Advances	80,017	(11,164,667)
Receivables	(1,436)	—
Prepaid expenses and other assets	240,815	(556,996)
Other assets	120,511	(320,168)
Accrued expenses and other liabilities	(276,308)	3,616,061
Deferred revenue	221,398

Net cash used in operating activities	(21,399,810)	(18,274,984)

Cash flows from investing activities:
Capital expenditures for property and equipment	(1,102,682)	(1,856,968)
Capital expenditures for capitalized software costs	(3,158,265)	(7,890,226)

Net cash used in investing activities	(4,260,947)	(9,747,194)

Cash flows from financing activities:
Capital contributions	22,000,000	32,304,698

Net cash provided by financing activities	22,000,000	32,304,698

Net increase in cash and cash equivalents	(3,660,757)	4,282,520
Cash and cash equivalents, beginning of year	4,282,520	—

Cash and cash equivalents, end of year	$621,763	$4,282,520

Supplemental schedule of non-cash investing and financing activities:
Property and equipment contributed by UMG	$—	$1,707,177

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Statement of Partners’ Capital

	For the year ended December 31, 2002	For the period from April 1, 2001 (Commencement of Operations) to December 31, 2001
Beginning balance	$21,483,326	$—
Capital contributions	22,000,000	32,304,698
Assets contributed	—	1,707,177
Operating expenses paid directly by partner	—	1,988,125
Net loss	(26,691,268)	(14,516,674)

Ending balance	$16,792,058	$21,483,326

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Notes to Financial Statements

1.	Organization and Partnership Agreement

Effective December 21, 2000, inception date, UMG Duet Holdings Inc. (formerly known as PolyGram Available Company, Inc.) a wholly–owned subsidiary of Universal Music Group (“UMG”) and SMEI Duet Holdings Inc., a wholly-owned subsidiary of Sony Music Entertainment Inc. (“Sony”), (collectively the “Partners”) entered into an agreement to form a General Partnership known as Duet GP (the “Partnership”).

The Partnership, which is doing business as pressplay, was formed to provide an online music subscription service that offers consumers on-demand access to a wide variety of music that can be streamed or downloaded through a number of distribution partners. The Partnership commenced operations on April 1, 2001 and the service was launched to the general public under the name pressplay on December 19, 2001.

The Partners made equal initial contributions in the form of cash, assets and/or the direct payments of the Partnership’s operating expenses. The Partnership agreement calls for the Partners to make additional equal cash contributions, up to a cap of $50,000,000 each, as and when called for by the annual budgets approved by the Partners. Net income or loss of the Partnership is allocated to the Partners in accordance with the partnership agreement.

The Partnership will operate through December 19, 2006. However, it may be extended in accordance with the terms of the Partnership agreement. (See Note 10. Subsequent Events).

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting.

Revenue Recognition

Subscriber fees are charged on a monthly basis and recognized over the service period as earned.

Cash and Cash Equivalents

The Partnership considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

Advances

Content Provider Advances

Advances paid to third party content providers as part of an agreement to make content available to the Partnership have been capitalized. These balances will be expensed as the advances are recouped in accordance with the terms of the related agreements, generally based on usage. Advances that are not recouped by the end of their contractual terms are non-refundable. The recoupability of these balances are subject to regular review by management.

Distribution Provider Advances

Advances paid to distribution providers under agreements to provide marketing and advertising service to the Partnership have been capitalized. These advances are being expensed over the effective terms of the agreements ranging from two to three years.

Duet GP (dba pressplay)

Notes to Financial Statements

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets.

Capitalized Software

Costs incurred in connection with the development of the online music service have been capitalized in accordance with FASB Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, which requires entities capitalize certain internal use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized.

Capitalized website and software costs are being amortized on a straight-line basis over a period of three years. Amortization expense for the periods ended December 31, 2002 and 2001 totaled $3,542,792 and $89,934 respectively.

The ongoing assessment of the recoverability of these capitalized costs require the considerable judgment of management with respect to certain external factors including but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies.

Income Taxes

Duet GP is a Partnership for income tax purposes. No provision for state, local or federal income taxes is reflected in the financial statements since such liability is that of the Partners, not the Partnership.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Segment Information

The Partnership is organized and managed as a single operating segment with all revenues generated in the United States.

3.	Liquidity

The Partnership has incurred losses and negative cash flows from operations since commencement of operations. Management expects these operating losses and negative cash flows to continue for the foreseeable future and anticipates them to increase from current levels due to additional costs and expenses related to marketing, other promotional activities and continued development of the Partnership’s service offerings. Management is dependent on the Partners to fund these expected operating losses. The General Partnership Agreement Amendment No. 2 dated August 28, 2002 increased the Partners’ financial contribution cap from the initial $50,000,000, to $100,000,000 in aggregate. As amended, the Partners’ financial commitment shall not exceed $100,000,000; as of December 2002 the partners have contributed cash and assets of $58,000,000. It is management’s current projection that the remaining funding of $42,000,000 will be utilized by early 2004 on operating activities and capital expenditures. As

Duet GP (dba pressplay)

Notes to Financial Statements

significant portions of the planned expenditures are non-contractual and / or discretionary in nature, management has the ability to adjust spending and cut costs as necessary during this period. The Partnership believes that the financing to be provided by the Partners’ should be adequate to provide liquidity to allow the Partnership to operate as a going concern through 2003. However failure to provide the remaining funding would have a material adverse effect on the Partnership’s ability to continue as a going concern. Based on management’s current estimates, the Partnership will require additional funding during 2004. (See Note 10. Subsequent Events).

4.	Advances

Advances at December 31, 2002 and 2001 consisted of the following:

	2002	2001
Content provider advances	$5,163,272	$2,118,000
Distribution provider advances	3,921,378	7,046,667

Total	$9,084,650	$9,164,667

Through 2002 subscriber numbers were continuously below budget and forecast. As a result content provider advances were written down by $2,000,000 as of December 31, 2001. The $2,000,000 write-down was determined by conducting an analysis of expected recoupments of each content integration fee advance, given all factors known at that point and including projections of subscriber numbers, revenues related to these subscribers, each label’s share of activity within the pressplay service and the related amount that would be recouped within the time periods of the agreements.

5.	Property and Equipment

Property and equipment at December 31, 2002 and 2001 were comprised of the following:

	Estimated Useful Life (in years)	2002	2001
Computer equipment	3	$2,496,728	$2,283,434
Computer software	3	1,509,686	1,435,643
Furniture and equipment	3	332,270	202,515
Leasehold improvements	4	357,340	200,794

		4,696,024	4,122,386
Less accumulated depreciation and amortization		(1,953,034)	(589,399)

		$2,742,990	$3,532,987

Duet GP (dba pressplay)

Notes to Financial Statements

On April 1, 2001 $1,707,177 of property and equipment which primarily consisted of computer hardware and software was transferred to the Partnership from UMG and has been treated as a non-cash capital contribution.

Depreciation and amortization expense for the periods ended December 31, 2002 and 2001 were $1,363,635 and $589,399 respectively.

6.	Accrued Expenses

Accrued expenses at December 31, 2002 and 2001 consisted of the following:

	2002	2001
Accrued compensation and bonuses	$1,210,431	$1,466,183
Accrued content fees	701,956	—
Accrued property and equipment	29,252	558,242
Accrued capitalized software costs	407,400	316,217
Accrued bandwidth and storage costs	212,844	—
Other accrued expenses	1,214,502	2,149,878

Total	$3,776,385	$4,490,520

7.	Related Party Transactions

The Partnership engages in various business relationships with Sony and UMG and other related entities. The Partnership believes that the costs of the related party services are a reasonable reflection of the utilization of services provided or the benefits received. However, due to the relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties. The significant related party transactions are disclosed below.

Content Provider Agreements

Each of UMG and Sony has executed agreements to provide content to the Partnership. Fees are payable to each partner in accordance with separate content integration agreements on the basis of usage of the content by subscribers to the service. The Partnership has the right under the Partnership Agreement to deduct certain amounts for operating costs prior to transmitting the content fees to the Partners. For the year ended December 31, 2002, total content fees earned by UMG and Sony were $347,577 and $235,362, respectively and have been included in distribution and content costs. At December 31, 2002 content fees payable to UMG and Sony were $125,612 and $168,744 respectively.

VUNet USA Technologies

During 2001, the Partnership entered into a number of agreements with VUNet USA Technologies, a wholly owned subsidiary of UMG.

VUNet USA Technologies was engaged to develop the back end services necessary to operate the online music service. This included the development of the content management and subscription management systems. For the year ended December 31, 2002 development fees of $709,200 have been included in capitalized software costs. As of December 31, 2002, $407,400 remains

Duet GP (dba pressplay)

Notes to Financial Statements

unpaid. For the period ended December 31, 2001 development fees of $2,750,000 were included in capitalized software costs. As of December 31,2001, no amount was payable in connection with these fees.

VUNet USA Technologies has also entered into a series of maintenance agreements with the Partnership related to the ongoing support of the service and the provision of bandwidth and content storage facilities. For the year ended December 31, 2002, $1,872,219 had been incurred and is included in distribution and content costs and as of December 31, 2002, $212,844 remains unpaid. For the period ended December 31, 2001, $416,000 was included in distribution and content costs. In addition, the Partnership also paid VUNet USA Technologies $26,205 in consulting fees during the year ended December 31, 2002. The costs of these services are included in general and administrative.

In consideration for the use of VUNet USA Technologies’ technology, the Partnership must also pay an annual license fee of between 4-6% of net subscriber revenue based on total annual revenue, once subscriber revenue exceeds a certain threshold. As of December 31, 2002, no license fee was due or had been paid as the minimum revenue threshold had not been met.

The Partnership has also entered into advertising agreements where fees will be paid to VUNet on a fixed fee basis and also based on revenue generated by subscribers sourced from the MP3 website. During the year ended December 31, 2002, $257,945 was incurred in connection with the agreements and is included in sales and marketing costs.

As of December 31, 2002, the Partnership purchased $122,488 of computer hardware from VUNet USA Technologies which has been included in property and equipment. As of December 31, 2002, $13,139 remains unpaid.

Administrative Support Services

The Partnership has entered into agreements with both Partners for the provision of administrative support services. The support services include General ledger and T&E processing provided by UMG and payroll and travel services supplied by Sony. During the year ended December 31, 2002, the Partnership incurred $187,175 of expenses in connection with the provision of these administrative support services; $12,500 was payable at year-end. For the period ended December 31, 2001, the Partnership incurred $253,600 of expense in connection with the provision of these services; $146,100 was payable at December 31, 2001. Additionally, the Partnership payroll is paid by Sony and subsequently reimbursed by the Partnership. As of December 31, 2002 and December 31, 2001, $329,174 and $626,401 respectively was due to Sony for payroll reimbursements.

The Partnership also incurred $50,963 of expense during the period related to the rental of office space in New York from UMG. For the period ended December 31, 2001, the rental expense was $529,665. As of December 31, 2002, the Partnership also paid $630,784 to Universal Music Operations for salary and office costs in the United Kingdom and $193,792 remained unpaid as of December 31, 2002. For the period ended December 31, 2001, $328,165 was incurred and $270,634 remained unpaid as of December 31, 2001. The costs of these services are included in general and administrative expenses.

Prior to June 2001, $1,998,125 of general and administrative expenses were paid by UMG on behalf of the Partnership and are included in the Statement of Partners’ Capital.

Duet GP (dba pressplay)

Notes to Financial Statements

Employee Loan

The Partnership has provided an unsecured loan to one of the executive officers, amounting to $315,000. Interest is payable on the loan at a rate per annum equal to the Short-Term Adjusted Applicable Federal Rate adjusted annually beginning August 2001. During 2002, $10,614 in interest and $117,758 in principal has been repaid. As of December 31, 2002, the total outstanding balance of $199,657, which includes $2,415 of interest receivable, is included in other current assets. As of December 31, 2001, the total outstanding balance of $320,168, which includes $5,168 of interest receivable, is included in other assets.

8.	Employee Benefit Plans

The Partnership has an employee 401(k) savings plan (the “Plan”) covering full-time eligible employees. These employees may contribute eligible compensation up to the annual IRS limit. The Partnership makes matching contributions of $.60 to every $1.00 contributed, up to 6% of the employee’s salary. Employees become fully vested in the Partnership’s contributions after five years of service, including prior service with the partners. The Partnership’s matching contribution expense for 2002 and 2001 amounted to $178,741 and $55,715, respectively.

9.	Commitments and Contingencies

Operating Lease Obligations

The Company leases office facilities under noncancelable operating leases expiring in various years through 2006.

Following is a summary of future minimum payments under initial terms of leases at December 31, 2002:

2003	$879,916
2004	902,490
2005	891,835
2006	404,170

Total minimum lease payments	$3,078,411

These amounts do not reflect future escalations for real estate taxes and building operating expenses. Rental expense amounted to $885,200 and $678,719 for the periods ended December 31, 2002 and 2001 respectively.

Other Obligations

As of December 31, 2002, the Company was obligated for payments to various content, distribution providers, technical providers and employees for agreements with initial terms greater than one year at December 31, 2002. Annual payments relating to these commitments at December 31, 2002 are as follows:

2003	$7,371,076
2004	3,178,247
2005	1,664,000

$12,213,323

Duet GP (dba pressplay)

Notes to Financial Statements

Additional disclosures regarding commitments to related parties are included in Note 7.

Litigation

The Partnership is subject to various claims and legal proceedings arising in the normal course of business. Based on the opinion of the Partnership’s legal counsel, management believes that the ultimate liability, if any in the aggregate will not be material to the financial position, results of operations or liquidity of the Partnership for any future period.

10.	Subsequent Events

On May 19, 2003, Roxio Inc. acquired substantially all of the Partnership interests of pressplay from Sony and UMG for $12,500,000 in cash and approximately 3.9 million shares of Roxio common stock. In addition, Sony and UMG each have the right to earn up to $6,250,000 based on positive cash flows resulting from the service.

As a result of the acquisition, the Partners’ commitments to fund the Partnership’s future operating losses (as described in Note 3. Liquidity) ceased upon the sale.

As part of the acquisition, certain assets of VUNet USA Technologies were transferred to pressplay. This will impact the future relationship with VUNet USA Technologies and reduces the future contractual obligations to that entity included in Note 9.

Duet GP (dba pressplay)

Unaudited Condensed Financial Statements

March 31, 2003

Duet GP (dba pressplay)

Table of Contents

March 31, 2003

Page(s)

Balance Sheet as of March 31, 2003 (unaudited) and December 31, 2002	15

Unaudited Statement of Operations for the period ended March 31, 2003 and 2002	16

Unaudited Statement of Cash Flows for the period ended March 31, 2003 and 2002	17

Notes to the Condensed Financial Statements (unaudited)	18-21

Duet GP (dba pressplay)

Balance Sheet

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,487,305	$621,763
Receivables	5,652	1,436
Prepaid expenses	294,416	316,181
Advances (Note 3)	5,629,066	5,502,231
Related party note receivable (Note 4)	200,851	199,657

Total current assets	7,617,290	6,641,268
Non-current assets:
Advances (Note 3)	2,523,848	3,582,419
Property and equipment, net of accumulated depreciation and amortization	2,565,493	2,742,990
Capitalized software costs, net of accumulated amortization	7,015,974	7,823,164

Total assets	$19,722,605	$20,789,841

Liabilities and Partners’ Capital
Current liabilities:
Accrued expenses including $941,555 and $1,651,239, respectively, payable to related parties (Note 4)	$3,389,609	$3,776,385
Deferred revenue	334,348	221,398

Total current liabilities	3,723,957	3,997,783
Partners’ capital	15,998,648	16,792,058

Total liabilities and partners’ capital	$19,722,605	$20,789,841

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Unaudited Statement of Operations

	Three months Ended March 31, 2003	Three months Ended March 31, 2002
	(Unaudited)	(Unaudited)
Subscriber revenue	$1,300,313	$133,992
Expenses:
Distribution and content costs (including $805,953 and $471,618, respectively, of related party services (Note 4))	1,624,256	820,064
Sales and marketing (including nil and $250,000, respectively, of related party services (Note 4))	1,891,067	2,052,257
General and administrative (including $55,040 and $490,558, respectively, of related party services (Note 4))	3,277,199	3,066,996
Depreciation and amortization	1,311,519	968,949

Total expenses	8,104,041	6,908,266

Operating loss	(6,803,728)	(6,774,274)
Interest income	10,318	9,595

Net loss	$(6,793,410)	$(6,764,679)

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Unaudited Statement of Cash Flows

	Three months Ended March 31, 2003	Three months Ended March 31, 2002
Cash flows from operating activities:
Net loss	$(6,793,410)	$(6,764,679)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,311,519	968,949
Change in assets and liabilities:
Advances	931,736	771,510
Receivables	(4,216)	—
Prepaid expenses and other assets	21,765	403,599
Related party note receivable	(1,194)	(3,061)
Accrued expenses and other liabilities	(240,695)	633,034
Deferred revenue	112,950	—

Net cash used in operating activities	(4,661,545)	(3,990,648)

Cash flows from investing activities:
Capital expenditures for property and equipment	(345,800)	(155,789)
Capital expenditures for capitalized software costs	(275,200)	(1,374,101)

Net cash used in investing activities	(621,000)	(1,529,890)

Cash flows from financing activities:
Capital contributions	6,148,087	6,000,000

Net cash provided by financing activities	6,148,087	6,000,000

Net increase in cash and cash equivalents	865,542	479,462
Cash and cash equivalents, beginning of period	621,763	4,282,520

Cash and cash equivalents, end of period	$1,487,305	$4,761,982

Supplemental schedule of non-cash investing and financing activities:
Accruals related to the acquisition of property and equipment	$29,792	$539,791
Accruals related to capitalized software	$260,784	$—

The accompanying notes are an integral part of these financial statements.

Duet GP (dba pressplay)

Notes to Condensed Financial Statements (Unaudited)

1.	Organization and Partnership Agreement

Effective December 21, 2000, inception date, UMG Duet Holdings Inc. (formerly known as PolyGram Available Company, Inc.) a wholly-owned subsidiary of Universal Music Group (“UMG”) and SMEI Duet Holdings Inc., a wholly-owned subsidiary of Sony Music Entertainment Inc. (“Sony”), (collectively the “Partners”) entered into an agreement to form a General Partnership known as Duet GP (the “Partnership”).

The Partnership, which is doing business as pressplay, was formed to provide an online music subscription service that offers consumers on-demand access to a wide variety of music that can be streamed or downloaded through a number of distribution partners. The Partnership commenced operations on April 1, 2001 and the service was launched to the general public under the name pressplay on December 19, 2001.

The Partners made equal initial contributions in the form of cash, assets and/or the direct payments of the Partnership’s operating expenses. The Partnership agreement calls for the Partners to make additional equal cash contributions, up to a cap of $50,000,000 each, as and when called for by the annual budgets approved by the Partners. Net income or loss of the Partnership is allocated to the Partners in accordance with the partnership agreement.

    Subsequent Event

On May 19, 2003, Roxio Inc. (“Roxio”) acquired substantially all of the Partnership interests of pressplay from Sony and UMG for $12,500,000 in cash and approximately 3.9 million shares of Roxio common stock. In addition, Sony and UMG each have the right to earn up to $6,250,000 based on positive cash flows resulting from the service.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting.

Revenue Recognition

Subscriber fees are charged on a monthly basis and recognized over the service period as earned.

Cash and Cash Equivalents

The Partnership considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

Advances

    Content Provider Advances

Advances paid to third party content providers as part of an agreement to make content available to the Partnership have been capitalized. These balances will be expensed as the advances are recouped in accordance with the terms of the related agreements, generally based on usage. Advances that are not recouped by the end of their contractual terms are non-refundable. The recoupability of these balances are subject to regular review by management.

Duet GP (dba pressplay)

Notes to Condensed Financial Statements (Unaudited)

    Distribution Provider Advances

Advances paid to distribution providers under agreements to provide marketing and advertising service to the Partnership have been capitalized. These advances are being expensed over the effective terms of the agreements ranging from two to three years.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets.

Capitalized Software

Costs incurred in connection with the development of the online music service have been capitalized in accordance with FASB Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, which requires entities capitalize certain internal use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized.

Capitalized website and software costs are being amortized on a straight-line basis over a period of three years.

The ongoing assessment of the recoverability of these capitalized costs require the considerable judgment of management with respect to certain external factors including but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies.

Income Taxes

Duet GP is a Partnership for income tax purposes. No provision for state, local or federal income taxes is reflected in the financial statements since such liability is that of the Partners, not the Partnership.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Segment Information

The Partnership is organized and managed as a single operating segment with all revenues generated in the United States.

Duet GP (dba pressplay)

Notes to Condensed Financial Statements (Unaudited)

3.	Advances

Advances at March 31, 2003 and December 31, 2002 consisted of the following:

	March 31, 2003	December 31, 2002
Content provider advances	$5,610,610	$5,163,272
Distribution provider advances	2,542,304	3,921,378

Total	$8,152,914	$9,084,650

    Subsequent Event

As a result of subsequent changes in the marketplace, $400,000 of content provider advances were written down in April 2003. The write-down was determined by conducting an analysis of expected recoupments of each content integration fee advance, given all factors known at that point and including projections of subscriber numbers, revenues related to these subscribers, each label’s share of activity within the pressplay service and the related amount that would be recouped within the time periods of the agreements.

4.	Related Party Transactions

The Partnership engages in various business relationships with Sony and UMG and other related entities. The Partnership believes that the costs of the related party services are a reasonable reflection of the utilization of services provided or the benefits received. However, due to the relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties. The significant related party transactions are disclosed below.

    Content Provider Agreements

Each of UMG and Sony has executed agreements to provide content to the Partnership. Fees are payable to each partner in accordance with separate content integration agreements on the basis of usage of the content by subscribers to the service. The Partnership has the right under the Content Integration agreements to deduct certain amounts for operating costs prior to transmitting the content fees to the Partners. For the periods ended March 31, 2003 and 2002, total content fees earned by UMG were $186,111 and $35,065, respectively, and total content fees earned by Sony were $127,243 and $19,032, respectively. These amounts have been included in distribution and content costs. At March 31, 2003, content fees payable to UMG and Sony were $177,917 and $125,757, respectively. At December 31, 2002, content fees payable to UMG and Sony were $125,612 and $168,744 respectively.

    VUNet USA Technologies

During 2001, the Partnership entered into a number of agreements with VUNet USA Technologies, a wholly owned subsidiary of UMG.

VUNet USA Technologies was engaged to develop the back end services necessary to operate the online music service. This included the development of the content management and subscription management systems. For the periods ended March 31, 2003 and 2002 development fees of

Duet GP (dba pressplay)

Notes to Condensed Financial Statements (Unaudited)

$128,584 and $50,400 respectively, have been included in capitalized software costs. As of March 31, 2003 and December 31, 2002, $260,784 and $407,400 respectively remained unpaid.

VUNet USA Technologies has also entered into a series of maintenance agreements with the Partnership related to the ongoing support of the service and the provision of bandwidth and content storage facilities. For the periods ended March 31, 2003 and March 31, 2002, $485,858 and $417,284, respectively, have been incurred and are included in distribution and content costs. As of March 31, 2003 and December 31, 2002, $112,367 and $212,844, respectively, remained unpaid.

In consideration for the use of VUNet USA Technologies’ technology, the Partnership must also pay an annual license fee of between 4-6% of net subscriber revenue based on total annual revenue, once subscriber revenue exceeds a certain threshold. As of March 31, 2003, no license fee was due or had been paid as the minimum revenue threshold had not been met.

The Partnership has also entered into advertising agreements where fees will be paid to VUNet on a fixed fee basis and also based on revenue generated by subscribers sourced from the MP3 website. During the period ended March 31, 2002, $250,000 was incurred in connection with the agreements and is included in sales and marketing costs.

As part of the Roxio acquisition, as discussed in Note 1, certain assets of VUNet USA Technologies were transferred to pressplay. This will impact the future relationship with VUNet USA Technologies and reduces the future contractual obligations to that entity.

    Administrative services

The Partnership has entered into agreements with both Partners for the provision of administrative support services. The support services include general ledger and T&E processing provided by UMG and payroll and travel services supplied by Sony. During the periods ended March 31, 2003 and 2002, the Partnership incurred $39,000 and $40,200, respectively of expenses in connection with the provision of these administrative support services; $14,000 was payable at March 31, 2003 and $12,500 was payable at December 31, 2002. Additionally, the Partnership payroll in 2002 was paid by Sony and subsequently reimbursed by the Partnership. As of December 31, 2002, $329,174 was due to Sony for payroll reimbursements.

The Partnership incurred $50,983 of expense during the period ended March 31, 2002 related to the rental of office space in New York from UMG. As of March 31, 2002, the Partnership also paid $399,375 to Universal Music Operations for salary and office costs in the United Kingdom. The costs of these services are included in general and administrative expenses. At March 31, 2003 and December 31, 2002, $44,800 and $193,792, respectively remained unpaid related to these services.

    Employee Loan

In August 2001, the Partnership provided an unsecured loan to one of its former executive officers, amounting to $315,000. Interest is payable on the loan at a rate per annum equal to the Short-Term Adjusted Applicable Federal Rate adjusted annually beginning August 2001. As of March 31, 2003, the total outstanding balance was $200,851, which includes $3,609 of interest receivable. As of December 31, 2002, the total outstanding balance was $199,657, which includes $2,415 of interest receivable.